DOLLAR TREE DISTRIBUTION, INC.

                            DOLLAR TREE STORES, INC.

                 COMPOSITE CONFORMED COPY OF THE NOTE AGREEMENT

                 RE: $30,000,000 7.29% Senior Guaranteed Notes,
                               Due April 30, 2004

                                PPN: 25674# AA 6

                          Closing Date: April 30, 1997


     Separate and several Note Sgreements, each dated as of April 15, 1997, each in the form attached hereto, were entered into by Dollar Tree Distribution, Inc., a Virginia corporation, and the Dollar Tree Stores, Inc., a Virginia corporation, and each of the institutions named below, respectively. The Note Agreements were executed and delivered on behalf of Dollar Tree Distribution, Inc. by Macon F. Brock, Jr., President, and on behalf of Dollar Tree Stores, Inc. by Macon F. Brock, Jr., President. The separate Note Agreements were addressed to each of the institutions as shown onm Schedule I attached thereto and were accepted by the officers of the respective institutions as shown below.

     TEACHERS INSURANCE AND ANNUITY
     ASSOCIATION OF AMERICA

          By: /s/   John Litchfield
                    Director-Private Placements

     NORTHERN LIFE INSURANCE COMPANY

          By: /s/   James Wittich
                    Assistant Treasurer

     WASHINGTON SQUARE ADVISERS PRIVATE
     PLACEMENT TRUST FUND

          By: /s/   Frank P. Pintens
                    Investment Advisor and
                    Authorized Signatory

     SOUTHERN FARM BUREAU LIFE INSURANCE
     COMPANY

          By: /s/   Carol Robertson
                    Portfolio Manager, Fixed Income

===============================================================================

                         DOLLAR TREE DISTRIBUTION, INC.
                            DOLLAR TREE STORES, INC.


                                 NOTE AGREEMENT

                           Dated as of April 15, 1997

                 RE: $30,000.000 7.29% Senior Guaranteed Notes

                               Due April 30, 2004

                               TABLE OF CONTENTS

                         (Not a part of the Agreement)


SECTION             HEADING                                         Page

SECTION 1           DESCRIPTION OF NOTES AND COMMITMENT               1
     Section 1.1         Description of Notes                         1
     Section 1.2         Commitment, Closing Date                     2
     Section 1.3         Guaranty of Notes                            2
     Section 1.4         Other Agreements                             2
SECTION 2           REPAYMENT OF NOTES                                2
     Section 2.1         Required Prepayments                         2
     Section 2.2         Optional Prepayment with Premium             3
     Section 2.3         Prepayment of Notes upon Change of Control   3
     Section 2.4         Prepayment Upon Asset Disposition            4
     Section 2.5         Notice of Optional Prepayment                5
     Section 2.6         Application of Prepayments                   5
     Section 2.7         Direct Payment                               5
SECTION 3           REPRESENTATIONS                                   5
     Section 3.1         Representations of the Issuer & the Parent
                         Guarantor                                    5
     Section 3.2         Representations of the Purchaser             6
SECTION 4           CLOSING CONDITIONS                                7
     Section 4.1         Conditions                                   7
     Section 4.2         Waiver of Conditions                         9
SECTION 5           PARENT GUARANTOR AND ISSUER CONVENANTS            9
     Section 5.1         Compliance with Law                          9
     Section 5.2         Insurance                                    10
     Section 5.3         Maintenance of Properties                    10
     Section 5.4         Payment of Taxes and Claims                  10
     Section 5.5         Corporate Existence, Etc.                    10
     Section 5.6         Nature of Business                           11
     Section 5.7         Consolidated Net Worth                       11
     Section 5.8         Fixed Charges Coverage Ratio                 11
     Section 5.9         Limitations on Debt                          11
     Section 5.10        Limitations on Liens                         12
     Section 5.11        [Intentionally Reserved]                     15
     Section 5.12        Mergers, Consolidations and Sales of Assets  15
     Section 5.13        Ownership and Assets of the Issuer and
                         Subsidiary Guarantor                         19
     Section 5.14        Guaranties                                   19
     Section 5.15        Repurchase of Notes                          19
     Section 5.16        Transactions with Affiliates                 19
     Section 5.17        Termination of Pension Plans                 20
     Section 5.18        Reports and Rights of Inspections            20
     Section 5.19        Notes and Guaranty to Rank Pari Passu        24
     Section 5.20        Release of Subsidiary Guaranty               24

SECTION 6           GUARANTY OF THE NOTES                             25
     Section 6.1         Guaranty                                     25
     Section 6.2         Guaranty of Payment and Performance          25
     Section 6.3         Consent of the Parent Guarantor              26
     Section 6.4         Obligations Absolute and Unconditional       26
     Section 6.5         Subrogation                                  30
     Section 6.6         Preference                                   30
     Section 6.7         Marshalling                                  30
SECTION 7           EVENTS OF DEFAULT AND REMEDIES THEREFOR           31
     Section 7.1         Events of Default                            31
     Section 7.2         Notice to Holders                            33
     Section 7.3         Acceleration of Maturities                   33
     Section 7.4         Rescession of Acceleration                   33
SECTION 8           AMENDMENTS, WAIVERS, AND CONSENTS                 34
     Section 8.1         Consent Required                             34
     Section 8.2         Solicitation of Holders                      34
     Section 8.3         Effect of Amendment or Waiver                34
SECTION 9           INTERPRETATION OF AGREEMENT                       35
     Section 9.1         Definition                                   35
     Section 9.2         Accounting Principles                        47
     Section 9.3         Directly or Indirectly                       47
SECTION 10          MISCELLANEOUS                                     47
     Section 10.1        Registered Notes                             47
     Section 10.2        Exchange of Notes                            47
     Section 10.3        Loss, Theft, Etc. of Notes                   48
     Section 10.4        Expenses, Stamp Tax Indemnity                48
     Section 10.5        Powers and Right Not Waived;
                         Remedies Cumulative                          48
     Section 10.6        Notices                                      48
     Section 10.7        Successors and Assigns                       49
     Section 10.8        Survival of Covenants and Representations    49
     Section 10.9        Severability                                 49
     Section 10.10       Governing Law                                49
     Section 10.11       Submission to Jurisdiction                   49
     Section 10.12       Captions                                     50
SIGNATURE PAGE                                                        51

ATTACHMENTS TO NOTE AGREEMENT:
Schedule I   --  Names and Addresses of Purchasers and Amounts of Commitments
Schedule II  --  Funded Debt; Liens(including Capitalized Leases);
                 Subsidiaries as of the Closing Date
Schedule III --  SIC Code Classification 5331
Exhibit A    --  Form of 7.29% Senior Guaranteed Notes, Due April 30, 2004
Exhibit B-1  --  Representations and Warranties of the Issuer
Exhibit B-2  --  Representations and Warranties of the Parent Guarantor
Exhibit B-3  --  Representations and Warranties of the Subsidiary Guarantor
Exhibit C    --  Form of Subsidiary Guaranty
Exhibit D    --  Description of Special Counsel's Closing Opinion
Exhibit E    --  Description of Closing Opinion of Counsel to the Issuer, the
                 parent Guarantor and the Subsidiary Guarantor

                         Dollar Tree Distribution, Inc.
                              2555 Ellsmere Avenue
                            Norfolk, Virginia 23513

                            Dollar Tree Stores, Inc.
                              2555 Ellsmere Avenue
                            Norfolk, Virginia 23513

                                 NOTE AGREEMENT
                 Re: $30,000,000 7.29% Senior Guaranteed Notes
                               Due April 30, 2004



                                                  Dated as of April 15, 1997



To the Purchaser named in Schedule I hereto which is a signatory of this Agreement

Ladies and Gentlemen:

     The undersigned, DOLLAR TREE DISTRIBUTION, INC., a Virginia corporation (the "Issuer"), and DOLLAR TREE STORES, INC., a Virginia corporation (the "Parent Guarantor"), hereby jointly and severally agree with you as follows:

SECTION 1. DESCRIPTION OF NOTES AND COMMITMENT.
         Section 1.1. Description of Notes;. The Issuer will authorize the issue and sale of $30,000,000 aggregate principal amount of its 7.29% Senior Guaranteed Notes, Due April 30, 2004 (the "Notes") to be dated the date of issue, to bear interest from such date at the rate of 7.29% per annum, payable semiannually on the thirtieth day of April and October in each year (commencing October 30, 1997) and at maturity and to bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Overdue Rate after the date due, whether by acceleration or otherwise, until paid, to be expressed to mature on April 30, 2004, and to be substantially in the form attached hereto as EXHIBIT A. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.
         The Notes are not subject to prepayment or redemption at the option of the Issuer prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in
SECTION 2 of this Agreement. The term "Notes" as used herein shall include each Note delivered pursuant to this Agreement and the separate agreements with the other purchasers named in SCHEDULE I. You and the other purchasers named in
Schedule I are hereinafter sometimes referred to as the "Purchasers". The terms which are capitalized herein shall have the meanings set forth in SECTION 9.1 unless the context shall otherwise require.
         Section 1.2. Commitment, Closing Date. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Issuer agrees to issue and sell to you, and you agree to purchase from the Issuer, Notes in the principal amount set forth opposite your name on SCHEDULE I hereto at a price of 100% of the principal amount thereof on the Closing Date hereafter mentioned.
         Delivery of the Notes will be made to you or your agent at the offices of Chapman and Cutler, against payment therefor in Federal Reserve or other funds current and immediately available at the principal office of Signet Bank, N.A., Richmond, Virginia (ABA #051006778), Account #7000033089 in the amount of the purchase price at 10:00 A.M., New York, New York time, on April 30, 1997 (the "Closing Date"). The Notes delivered to you on the Closing Date will be delivered to you in the form of a single registered Note in the form attached hereto as EXHIBIT A for the full amount of your purchase (unless different denominations are specified by you), registered in your name or in the name of such nominee, as may be specified in SCHEDULE I attached hereto.
         Section 1.3. Guaranty of Notes. The payment by the Issuer of all amounts due with respect to the Notes and the performance by the Issuer of its obligations under this Agreement are fully and unconditionally guaranteed by the Parent Guarantor pursuant to SECTION 6 and by the Subsidiary Guarantor pursuant to a guaranty agreement substantially in the form attached hereto as EXHIBIT C (the "Subsidiary Guaranty").
          Section 1.4. Other Agreements. Simultaneously with the execution and delivery of this Agreement, the Issuer is entering into similar agreements with the other Purchasers under which such other Purchasers agree to purchase from the Issuer the principal amount of Notes set forth opposite such Purchasers' names in SCHEDULE I, and your obligation hereunder is subject to the execution and delivery of the similar agreements by the other Purchasers. This Agreement and said similar agreements with the other Purchasers are herein collectively referred to as the "Agreements". The obligations of each Purchaser shall be several and not joint and no Purchaser shall be liable or responsible for the acts of any other Purchaser.

SECTION 2.            PREPAYMENT OF NOTES.
         Section 2.1. Required Prepayments. In addition to paying the entire outstanding principal amount and the interest due on the Notes on the maturity date thereof, the Issuer agrees that on April 30, 2000 and on each April 30 thereafter to and including April 30, 2003, it will prepay and apply and there shall become due and payable on the principal indebtedness evidenced by the Notes $6,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium applied ratably among all of the outstanding Notes in accordance with the unpaid principal amounts thereof provided that upon any partial prepayment of the Notes pursuant to SECTION 2.2 or SECTION 2.4 the principal amount of each required prepayment of the Notes becoming due under this SECTION 2.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

         Section 2.2. Optional Prepayment with Premium. In addition to the payments required by SECTION 2.1, upon compliance with SECTION 2.5, the Issuer shall have the privilege, at any time and from time to time of prepaying the outstanding Notes, either in whole or in part (but if in part then in a minimum principal amount of $3,000,000), by payment of the principal amount of Notes, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount, determined as of two Business Days prior to the date of such prepayment pursuant to this SECTION 2.2.
         Section 2.3. Prepayment of Notes upon Change of Control. (a) In the event that any Change of Control (as hereinafter defined) shall occur or the Issuer shall have knowledge of any proposed Change of Control, the Issuer will give written notice (the "Issuer Notice") of such fact in the manner provided in
SECTION 10.6 hereof to the holders of the Notes. The Issuer Notice shall be delivered promptly upon receipt of such knowledge by the Issuer and in any event no later than three Business Days following the occurrence of any Change of Control. The Issuer Notice shall (1) describe the facts and circumstances of such Change of Control in reasonable detail, (2) make reference to this SECTION
2.3 and the right of the holders of the Notes to require prepayment of the Notes on the terms and conditions provided for in this SECTION 2.3, (3) offer in writing to prepay the outstanding Notes, together with accrued interest to the date of prepayment, but without premium, and (4) specify a date for such prepayment (the "Change of Control Prepayment Date"), which Change of Control Prepayment Date shall be not more than 60 days nor less than 30 days following the date of such Issuer Notice. Each holder of the then outstanding Notes shall have the right to accept such offer and require prepayment of the Notes held by such holder in full by written notice to the Issuer (a "Noteholder Notice") given not later than 10 days prior to the Change of Control Prepayment Date. The Issuer shall on the Change of Control Prepayment Date prepay in full all of the Notes held by holders which have so accepted such offer of prepayment, and such Notes shall thereupon become due and payable on such Change of Control Prepayment Date. The prepayment price of the Notes payable upon the occurrence of any Change of Control shall be an amount equal to 100% of the outstanding principal amount of the Notes so to be prepaid and accrued interest thereon to the date of such prepayment, but without a premium.
        (b)(1) Without limiting the foregoing, notwithstanding any failure on the part of the Issuer to give the Issuer Notice herein required as a result of the occurrence of a Change of Control, each holder of the Notes shall have the right by delivery of written notice to the Issuer to require the Issuer to prepay, and the Issuer will prepay, such holder's Notes in full, together with accrued interest thereon to the date of prepayment provided that such holder of the Notes shall so notify the Issuer of its election to require the Issuer to prepay its Notes in accordance with this SECTION 2.3(B)(1) within 90 days after such holder has actual knowledge of any such Change of Control. Notice of any required prepayment pursuant to this SECTION 2.3(B)(1) shall be delivered to the Issuer by any holder of the Notes which was entitled to, but did not receive, such Issuer Notice after such holder has actual knowledge of such Change of Control. On the date (the "Change of Control Delayed Prepayment Date") designated in such holder's notice (which shall be not more than 60 days nor less than 30 days following the date of such holder's notice), the Issuer shall prepay in full all of the Notes held by such holder, together with accrued interest thereon to the date of prepayment, but without premium. If the holder of any Note gives any notice pursuant to this SECTION 2.3(B)(1), the Issuer shall give an Issuer Notice within three Business Days of receipt of such notice and identify the Change of Control Delayed Prepayment Date to all other holders of the Notes and each of such other holders shall then and thereupon have the right to accept the Issuer's offer to prepay the Notes held by such holder in full and require prepayment of such Notes by delivery of a Noteholder Notice not later than 10 days prior to the Change of Control Delayed Prepayment Date provided only that any date for prepayment of such holder's Notes shall be the Change of Control Delayed Prepayment Date. On the Change of Control Delayed Prepayment Date, the Issuer shall prepay in full the Notes of each holder thereof which has accepted such offer of prepayment and such Notes shall thereupon become due and payable on such Change of Control Delayed Prepayment Date.
           (2) Compliance with the provisions of this SECTION 2.3(B) shall not be deemed to constitute a waiver of, or consent to, any Default or Event of Default caused by any violation of the provisions of SECTION 2.3(A).
     Section 2.4. Prepayment Upon Asset Disposition. In the event the Issuer shall transfer assets as contemplated in SECTION 5.12(B) and (C) and the Issuer intends to use the net proceeds of the sale of such assets for the prepayment of the Notes (an "Asset Disposition"), the Issuer will give written notice of such fact (the "Asset Disposition Prepayment Offer") in the manner provided in
SECTION 10.6 hereof to all Holders. The Asset Disposition Prepayment Offer shall
(1) describe the facts and circumstances of such Asset Disposition in reasonable detail, (2) make reference to this SECTION 2.4 and to SECTION 5.12 and the right of the Holders to be prepaid on the terms and conditions provided for in this
SECTION 2.4, (3) offer to prepay the outstanding Notes by an amount equal to the Holders' pro rata share of the net proceeds of such Asset Disposition, together with accrued interest to the date of prepayment but without premium, and (4) specify a date (the "Asset Disposition Prepayment Date"), which Asset Disposition Prepayment Date shall be not more than 60 days nor less than 30 days following the date of such Asset Disposition Prepayment Offer. Each Holder shall have the right to accept such offer and require prepayment of the Notes held by such Holder by written notice to the Issuer (an "Asset Disposition Noteholder Notice") given not later than 10 days prior to the Asset Disposition Prepayment Date. The Issuer shall on the Asset Disposition Prepayment Date prepay the Notes designated in the Asset Disposition Prepayment Offers and held by Holders who have so accepted such offer of prepayment, and such Notes shall thereupon become due and payable on such Asset Disposition Prepayment Date.
         Section 2.5. Notice of Optional Prepayments. The Issuer will give notice of any prepayment of the Notes pursuant to SECTION 2.2 to each holder thereof not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (a) such date, (b) the principal amount of the holder's Notes to be prepaid on such date, (c) that a premium may be payable, (d) the date when such premium will be calculated, (e) the estimated premium, together with a reasonably detailed computation of such estimated premium, and (f) the accrued interest applicable to the prepayment. Such notice of prepayment shall also certify all facts, if any, which are conditions precedent to any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon and the premium, if any, payable with respect thereto shall become due and payable on the prepayment date specified in said notice. Two Business Days prior to the prepayment date specified in such notice, the Issuer shall provide each holder of a Note written notice of the premium, if any, payable in connection with such prepayment and, whether or not any premium is payable, a reasonably detailed computation of the Make-Whole Amount.
         Section 2.6. Application of Prepayments. All partial prepayments of Notes made pursuant to SECTION 2.1 and SECTION 2.2 shall be applied ratably among all of the outstanding Notes in accordance with the unpaid principal amounts thereof.
         Section 2.7. Direct Payment. Notwithstanding anything to the contrary contained in this Agreement or the Notes, in the case of any Note owned by you or your nominee or owned by any subsequent Institutional Holder which has given written notice to the Issuer requesting that the provisions of this
SECTION 2.7 shall apply, the Issuer will punctually pay when due the principal thereof, interest thereon and premium, if any, due with respect to said principal, without any presentment thereof, directly to you, to your nominee or to such subsequent Institutional Holder at your address or your nominee's address set forth in SCHEDULE I hereto or such other address as you, your nominee or such subsequent Institutional Holder may from time to time designate in writing to the Issuer or, if a bank account with a United States bank is designated for you or your nominee on SCHEDULE I hereto or in any written notice to the Issuer from you, from your nominee or from any such subsequent Institutional Holder, the Issuer will make such payments in immediately available funds to such bank account, no later than 11:00 a.m. New York, New York time on the date due, marked for attention as indicated, or in such other manner or to such other account in any United States bank as you, your nominee or any such subsequent Institutional Holder may from time to time direct in writing. If for any reason whatsoever the Issuer does not make any such payment by such 11:00 a.m. transmittal time, such payment shall be deemed to have been made on the next following Business Day and such payment shall bear interest at the Overdue Rate.

SECTION 3. REPRESENTATIONS.
     Section 3.1. Representations of the Issuer and the Parent Guarantor (a) The Issuer represents and warrants that all representations and warranties set forth in EXHIBIT B-1 are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.
           (b) The Parent Guarantor represents and warrants that all representations and warranties set forth in EXHIBIT B-2 are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.
         Section 3.2. Representations of the Purchaser. (a) You represent, and in entering into this Agreement the Issuer understands, that (1) you are acquiring the Notes for the purpose of investment and not with a view to the distribution thereof, and that you have no present intention of selling, negotiating or otherwise disposing of the Notes it being understood, however, that the disposition of your property shall at all times be and remain within your control and (2) you are an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.
           (b) You further represent that either: (1) you are acquiring the Notes with assets from your general account and not with the assets of any separate account in which any employee benefit plan has any interest (2) the source of funds to be used by you to pay the purchase price of the Notes is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption 95-60 ("PTE") (issued July 12, 1995) and there is no "employee benefit plan" (within the meaning of Section 3(3) of ERISA or Section 4975(e)(1) of the Code), treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile or (3) all or a part of such funds constitute assets of one or more separate accounts, trusts or a commingled pension trust maintained by you, and you have disclosed to the Issuer the names of such employee benefit plans whose assets in such separate account or accounts or pension trusts exceed 10% of the total assets or are expected to exceed 10% of the total assets of such account or accounts or trusts as of the date of such purchase and the Issuer has advised you in writing (and in making the representations set forth in this clause (3) you are relying on such advice) that the Issuer or any ERISA Affiliate is not a party-in-interest nor are the Notes employer securities with respect to the particular employee benefit plan disclosed to the Issuer by you as aforesaid (for the purpose of this clause (3), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan). As used in this SECTION 3.2(B), the terms "separate account," "party-in-interest," "employer securities" and "employee benefit plan" shall have the respective meanings assigned to them in ERISA.
           (c) You agree that, so long as no Event of Default described in SECTIONS 7.1(A), (B), (I), (J) or (K) hereof has occurred and is continuing, you will not resell the Notes purchased by you under this Agreement to a Person which, to the best of your knowledge, is a Competitor. It is understood and agreed that in establishing compliance by you with the foregoing, you may rely upon the written representation of the transferee of a Note to the effect that such transferee is not a Competitor.
           (d) You further represent that you have not retained any brokers in connection with the transactions contemplated by this Agreement.

SECTION 4.            CLOSING CONDITIONS.
         Section 4.1. Conditions. Your obligation to purchase the Notes on the Closing Date shall be subject to the performance by the Parent Guarantor and the Issuer of their respective agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Notes and to the following further conditions precedent:
           (a) Closing Certificates. (1) You shall have received a certificate dated the Closing Date, signed by the President or a Vice President of the Issuer, the truth and accuracy of which shall be a condition to your obligation to purchase the Notes proposed to be sold to you and to the effect that (i) the representations and warranties of the Issuer set forth in EXHIBIT B-1 hereto are true and correct on and with respect to the Closing Date, (ii) the Issuer has performed all of its obligations hereunder which are to be performed on or prior to the Closing Date, and (iii) no Default or Event of Default has occurred and is continuing.
           (2) You shall have received a certificate dated the Closing Date, signed by the President or a Vice President of the Parent Guarantor, the truth and accuracy of which shall be a condition to your obligation to purchase the Notes proposed to be sold to you and to the effect that (i) the representations and warranties of the Parent Guarantor set forth in EXHIBIT B-2 hereto are true and correct on and with respect to the Closing Date, (ii) the Parent Guarantor has performed all of its obligations hereunder which are to be performed on or prior to the Closing Date, and (iii) no Default or Event of Default has occurred and is continuing.
           (3) You shall have received a certificate dated the Closing Date, signed by the President or a Vice President of the Subsidiary Guarantor, the truth and accuracy of which shall be a condition to your obligation to purchase the Notes proposed to be sold to you and to the effect that (i) the representations and warranties of the Subsidiary Guarantor set forth in EXHIBIT B-3 hereto are true and correct on and with respect to the Closing Date, (ii) the Subsidiary Guarantor has performed all of its obligations under the Subsidiary Guaranty which are to be performed on or prior to the Closing Date, and (iii) no Default or Event of Default has occurred and is continuing.

           (b) Legal Opinions. You shall have received (1) from Chapman and Cutler, who are acting as your special counsel in this transaction and (2) from Hofheimer, Nusbaum, McPhaul & Samuels, a Professional Corporation, counsel to the Parent Guarantor, the Issuer and the Subsidiary Guarantor their respective opinions dated the Closing Date, in form and substance satisfactory to you, and covering the matters set forth in EXHIBITS D and E, respectively, hereto.
        (c)(1) Issuer's Existence and Authority. On or prior to the Closing Date, you shall have received, in form and substance reasonably satisfactory to you and your special counsel, such documents and evidence with respect to the Issuer as you and your special counsel may reasonably request in order to establish the existence and good standing of the Issuer and the authorization of the transactions contemplated by this Agreement.
           (2) Parent Guarantor's Existence and Authority. On or prior to the Closing Date, you shall have received, in form and substance reasonably satisfactory to you and your special counsel, such documents and evidence with respect to the Parent Guarantor as you and your special counsel may reasonably request in order to establish the existence and, if applicable, good standing of the Parent Guarantor and the authorization of the transactions contemplated by this Agreement.
           (3) Subsidiary Guarantor Existence and Authority. On or prior to the Closing Date, you shall have received, in form and substance reasonably satisfactory to you and your special counsel, such documents and evidence with respect to the Subsidiary Guarantor as you and your special counsel may reasonably request in order to establish the existence and good standing of the Subsidiary Guarantor and the authorization of the transactions contemplated by the Subsidiary Guaranty.
           (d) Guaranty. The Subsidiary Guaranty shall be in form and substance satisfactory to you, shall have been duly executed and delivered by the Subsidiary Guarantor and shall be in full force and effect and you shall have received a true, correct and complete copy thereof.
           (e) Related Transactions. The Issuer shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the Closing Date pursuant to this Agreement and the other agreements referred to in SECTION 1.4.
           (f) Private Placement Number. On or prior to the Closing Date, special counsel to the Purchasers shall have duly made the appropriate filings with Standard & Poor's CUSIP Service Bureau, as agent for the National Association of Insurance Commissioners, in order to obtain a private placement number for the Notes.
           (g) Funding Instructions. At least three Business Days prior to the Closing Date, you shall have received written instructions executed by a

Responsible Officer of the Issuer directing the manner of the payment of funds and setting forth (1) the name and address of the transferee bank, (2) such transferee bank's ABA number, (3) the account name and number into which the purchase price for the Notes is to be deposited, and (4) the name and telephone number of the account representative responsible for verifying receipt of such funds.
           (h) Special Counsel Fees. Concurrently with the delivery of the Notes to you on the Closing Date, the charges and disbursements of Chapman and Cutler, your special counsel, shall have been paid by the Issuer.
           (i) Consents. On or prior to the Closing Date, you shall have received a copy of any consents, approvals or amendments required to be obtained from the holder or holders of any outstanding security of the Issuer, the Parent Guarantor or the Subsidiary Guarantor, as the case may be, which shall be necessary to permit the consummation of any transaction contemplated by this Agreement, and all such consents, approvals or amendments shall be satisfactory in form and substance to you and your special counsel.
           (j) Security. On or prior to the Closing Date, you shall have received in form and substance satisfactory to you and your special counsel, such documents and evidence with respect to the release of all security interests of the lenders under the Revolving Credit Agreement as you and your special counsel may reasonably request.
           (k) Litigation. Evidence reasonably satisfactory to you and your special counsel as to the status of any outstanding litigation involving the Parent Guarantor, the Issuer or any Subsidiary thereof.
           (l) Legality of Investment. The Notes to be purchased by you shall be a legal investment for you under the laws of each jurisdiction to which you may be subject (without resort to any so-called "basket provisions" to such laws).
           (m) Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to you and your special counsel, and you shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.
         Section 4.2. Waiver of Conditions. If on the Closing Date the
Issuer fails to tender to you the Notes to be issued to you on such date or if the conditions specified in SECTION 4.1 have not been fulfilled, you may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in SECTION 4.1 have not been fulfilled, you may waive compliance by the Parent Guarantor or the Issuer with any such condition to such extent as you may in your sole discretion determine. Nothing in this SECTION 4.2 shall operate to relieve the Parent Guarantor or the Issuer of any of its obligations hereunder or to waive any of your rights against the Parent Guarantor or the Issuer.

SECTION 5. PARENT GUARANTOR AND ISSUER COVENANTS.
                  From and after the Closing Date and continuing so long as any amount remains unpaid on any Note:
         Section 5.1. Compliance with Law. Each of the Parent Guarantor and the Issuer will, and will cause each of its respective Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws and ERISA, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 5.2.  Insurance.  Each of the Parent Guarantor and the Issuer will,
and  will  cause  each  of  its  respective   Subsidiaries  to,  maintain,  with
financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated provided, however, that the Parent Guarantor and the Issuer shall not be required to maintain casualty insurance coverage for inventory held for resale which such inventory is physically located at or in any of its retail store locations.
         Section 5.3. Maintenance of Properties. Each of the Parent
Guarantor and the Issuer will, and will cause each of its respective Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times provided that this Section shall not prevent the Parent Guarantor, the Issuer or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Parent Guarantor has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
         Section 5.4. Payment of Taxes and Claims. Each of the Parent
Guarantor and the Issuer will, and will cause each of its respective Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Parent Guarantor or any Subsidiary provided that neither the Parent Guarantor, the Issuer nor any Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Parent Guarantor, the Issuer or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Parent Guarantor, the Issuer or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Parent Guarantor, the Issuer or such Subsidiary or (b) the nonpayment of all such taxes, assessments and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.
         Section 5.5. Corporate Existence, Etc. Each of the Parent
Guarantor and the Issuer will, and will cause each of its respective

Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence. Subject to SECTION 5.12, the Parent Guarantor will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Parent Guarantor or a Wholly-owned Subsidiary) and all rights and franchises of the Parent Guarantor, the Issuer and its Subsidiaries unless, in the good faith judgment of the Parent Guarantor, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.
         Section 5.6. Nature of Business. Neither the Parent Guarantor, the Issuer nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Parent Guarantor, the Issuer and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Parent Guarantor, the Issuer and their respective Subsidiaries on the date of this Agreement.
           Section 5.7. Consolidated Net Worth. (a) From and after the Closing Date until December 31, 1997, the Parent Guarantor and the Issuer will not at any time permit Consolidated Net Worth to be an amount less than $75,000,000.
           (b) From and after January 1, 1998 until the Net Worth Reset Date, the Parent Guarantor and the Issuer will not at any time permit Consolidated Net Worth to be an amount less than the sum of (1) $75,000,000 plus (2) 50% of Consolidated Net Income computed on a cumulative basis for each of the elapsed fiscal quarters beginning after December 31, 1997 provided that notwithstanding that Consolidated Net Income for any elapsed fiscal quarter may be a deficit figure, no reduction as a result thereof shall be made in the sum to be maintained pursuant hereto.
           (c) From and after the Net Worth Reset Date, the Parent Guarantor and the Issuer will not at any time permit Consolidated Net Worth to be an amount less than the sum of (1) the Reset Net Worth Amount plus (2) 25% of Consolidated Net Income computed on a cumulative basis for each of the elapsed fiscal quarters beginning after the Net Worth Reset Date provided that notwithstanding that Consolidated Net Income for any elapsed fiscal quarter may be a deficit figure, no reduction as a result thereof shall be made in the sum to be maintained pursuant hereto.
         Section 5.8. Fixed Charges Coverage Ratio. The Parent Guarantor and the Issuer will keep and maintain the ratio of Consolidated Net Income Available for Consolidated Fixed Charges to Consolidated Fixed Charges, determined on a Rolling Four Quarters basis, at the end of each fiscal quarter at not less than 1.75 to 1.00.
         Section 5.9. Limitations on Debt. (a) The Parent Guarantor and the Issuer will not, and will not permit any of its respective Subsidiaries thereof to, create, issue, assume, guarantee or otherwise incur any Debt, except:
           (1)    Funded Debt evidenced by the Notes
           (2) Funded Debt of the Parent Guarantor and its Subsidiaries outstanding as of the Closing Date and described on SCHEDULE II hereto
           (3) additional Debt of the Parent Guarantor, the Issuer or a Subsidiary thereof incurred after the Closing Date, provided that at the time of issuance thereof and after giving effect thereto and to the applications of the proceeds thereof such Debt shall be otherwise permitted pursuant to clauses (b),
(c) and (d) of this SECTION 5.9.
           (b) The Parent Guarantor and the Issuer will as of the last day of each fiscal quarter keep and maintain the ratio of Consolidated Senior Funded Debt to Consolidated EBITDA for the immediately preceding Rolling Four Quarters (including the current fiscal quarter) at not more than 1.50 to 1.00.
           (c) The Parent Guarantor and the Issuer will as of the last day of each fiscal quarter keep and maintain the ratio of Consolidated Funded Debt to Consolidated EBITDA for (1) each Rolling Four Quarters period ending on or before December 31, 1999, at not more than 2.50 to 1.00, and (2) each Rolling Four Quarters period ending after December 31, 1999, at not more than 2.00 to 1.00.
           (d) The Parent Guarantor and the Issuer will not at any time permit the aggregate amount of all Priority Debt to exceed 15% of Consolidated Net Worth.
           (e) Any Person which becomes a Subsidiary after the date hereof shall for all purposes of this SECTION 5.9 be deemed to have created, assumed or incurred at the time it becomes a Subsidiary all Debt of such Person existing immediately after it becomes a Subsidiary.
        Section 5.10. Limitation on Liens. The Parent Guarantor and the
Issuer will not, and will not permit any Subsidiary thereof to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary thereof to acquire, any property or assets upon conditional sales agreements or other title retention devices (unless it concurrently makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to such agreements, including, without limitation, intercreditor agreements, reasonably satisfactory to the Required Holders providing for such security (including an opinion of counsel of the Parent Guarantor to the effect that the holders of the Notes are so equally and ratably secured) and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property), except:
           (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen provided that payment thereof is not at the time required by SECTION 5.4
           (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Parent Guarantor, the Issuer or any Subsidiary thereof shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured
           (c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature, in any such case incurred in the ordinary course of business and not in connection with the borrowing of money provided that such Liens do not, individually or in the aggregate, materially impair the use of the property encumbered by any such Lien in the operation of the business of the Parent Guarantor and its Subsidiaries, taken as a whole, or the value of the property so encumbered for the purposes of such business and provided further in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings
           (d) survey exceptions or encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which do not in any event materially impair the ordinary conduct of the business of the Parent Guarantor, the Issuer and their Subsidiaries
           (e) Liens securing Debt of a Subsidiary to the Issuer, to the Parent Guarantor or to a Wholly-owned Subsidiary
           (f)    Liens existing as of the Closing Date and described on
SCHEDULE II hereto
           (g) Liens created or incurred after the Closing Date given to secure the payment of, or to secure Indebtedness incurred or assumed to pay all or any part of, the purchase price incurred in connection with the acquisition or purchase of property (or any improvement thereon) or the cost of construction of improvements to property, in any such case, useful and intended to be used in carrying on the business of the Parent Guarantor, the Issuer or a Subsidiary provided that in each such case the portion of the Lien permitted under this clause (g) shall be limited to the extent: (i) the Lien shall attach solely to the property (or any improvement thereon) acquired, purchased or constructed and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon), (ii) such Lien shall have been created or incurred within 120 days of the date of acquisition or purchase of, or the date of completion of construction of improvements to, such property, as the case may be, (iii) at the time of the imposition of such Lien, the aggregate amount remaining unpaid on all Indebtedness secured by such Lien (whether or not assumed by the Parent Guarantor, the Issuer or a Subsidiary) shall not exceed an amount equal to the lesser of the total acquisition or purchase price or cost of construction, as the case may be, or the fair market value at the time of acquisition, purchase or completion of construction, as the case may be (as determined in good faith by the Board of Directors or a Responsible Officer of the Parent Guarantor in the event the fair market value of such Property exceeds $5,000,000), and (iv) at the time of creation, issuance, assumption, guarantee or incurrence of the Indebtedness secured by such Lien and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist

           (h) Liens on property existing: (i) at the time of acquisition thereof, whether or not the Indebtedness secured thereby is assumed by the Parent Guarantor, the Issuer or any Subsidiary or (ii) on the property of a Person at the time such Person is acquired or merged into or consolidated with the Parent Guarantor, the Issuer or any Subsidiary or at the time of a sale, lease or other disposition of the property or outstanding shares or Indebtedness of the Person in its entirety to the Parent Guarantor, the Issuer or any Subsidiary provided that in each such case the portion of the Lien permitted under this clause (h) shall be limited to the extent: (i) the Lien shall attach solely to such property and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property, (ii) the amount of Indebtedness secured by such Lien shall not exceed an amount equal to the lesser of the acquisition or purchase price or fair market value of such property (as determined by good faith by the Board of Directors or a Responsible Officer of the Parent Guarantor in the event the fair market value of such Property exceeds $5,000,000), (iii) such Lien shall not have been incurred in contemplation of the acquisition of such property, and (iv) at the time of creation, issuance, assumption, guarantee or incurrence of the Indebtedness secured by such Lien and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist
           (i) Liens created or incurred after the Closing Date given to secure Funded Debt of the Parent Guarantor thereof in addition to the Liens or amounts of Liens permitted by the preceding clauses (a) through (h) and (j) hereof provided that all Debt secured by such Liens shall have been incurred within the applicable limitations provided in SECTION 5.9(A)(3) and
           (j) any extension, renewal or refunding of any Lien permitted by the preceding clauses (f), (g) or (h) of this SECTION 5.10 in respect of the same property theretofore subject to such Lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby provided that such extension, renewal, or refunding of any Lien shall be permitted under this clause (j) to the extent that (1) such extension, renewal or refunding of Indebtedness shall be without increase in the principal amount remaining unpaid as of the date of such extension, renewal or refunding, (2) such Lien shall attach solely to the same such property, and (3) after giving effect to any such extension, renewal or refunding, no Default or Event of Default would exist.

         Section 5.11.            [Intentionally Reserved].
        Section 5.12. Mergers, Consolidations and Sales of Assets. (a) Each of the Parent Guarantor and the Issuer will not, and will not permit any Subsidiary thereof to, consolidate with or be a party to a merger with any other Person, or sell, lease or otherwise dispose of all or substantially all of its assets provided that:
           (1) any Subsidiary (other than the Issuer) may merge or consolidate with or into, or sell or otherwise dispose of all or substantially all of its assets to, the Parent Guarantor, the Issuer or any Wholly-owned Subsidiary so long as (i) in any merger, consolidation or sale involving the Parent Guarantor, the Issuer or a Wholly-owned Subsidiary, the Parent Guarantor, the Issuer or a Wholly-owned Subsidiary, as the case may be, shall be the surviving or continuing corporation, (ii) in any merger, consolidation or sale involving a Wholly-owned Subsidiary, such Wholly-owned Subsidiary shall be organized and domiciled in the United States of America, any state thereof or the District of Columbia, (iii) in the event that such Subsidiary is the Subsidiary Guarantor and unless the Parent Guarantor or the Issuer is the surviving corporation, the guarantee of the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Subsidiary Guaranty to be performed or observed by the Subsidiary Guarantor are expressly assumed in writing by the surviving corporation and the surviving corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and (iv) at the time of such consolidation or merger and immediately after giving effect thereto no Default or Event of Default would exist.
           (2) the Issuer may merge or consolidate with or into, or sell or otherwise dispose of all or substantially all of its assets to, any other corporation if (i) the corporation which results from such consolidation or merger (the "surviving corporation") is not Insolvent, (ii) the surviving corporation shall be organized and domiciled in the United States of America, any state thereof or the District of Columbia, (iii) unless the Issuer is the surviving corporation, the payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Notes and this Agreement to be performed or observed by the Issuer are expressly assumed in writing by the surviving corporation and the surviving corporation shall furnish to the holders of the Notes an opinion of counsel reasonably satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, (iv) the obligations of the Parent Guarantor under this Agreement and of the Subsidiary Guarantor under the Subsidiary Guaranty are expressly affirmed in writing, and (v) at the time of such consolidation or merger and immediately after giving effect thereto no Default or Event of Default would exist
           (3) the Parent Guarantor may consolidate or merge with or into any other corporation if (i) the corporation which results from such consolidation or merger (the "surviving corporation") is not Insolvent, (ii) the surviving corporation shall be organized and domiciled in the United States of America, any state thereof or the District of Columbia, (iii) unless the Parent Guarantor is the surviving corporation, the guarantee of the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in this Agreement to be guaranteed, performed or observed by the Parent Guarantor are expressly assumed in writing by the surviving corporation and the surviving corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that pursuant to such consolidation or merger the guaranty of the due and punctual payment of the principal of and premium, if any, and interest on all the Notes, according to their tenor and the due and punctual performance and observation of the covenants in this Agreement to be guaranteed, performed or observed by the Parent Guarantor have been properly assumed by the surviving corporation, and (iv) at the time of such consolidation or merger and immediately after giving effect thereto no Default or Event of Default would exist and
     (4) the Parent Guarantor may sell or otherwise dispose of all or substantially all of its assets to any Person for consideration which represents the fair market value of such assets (as determined in good faith by the Board of Directors of the Parent Guarantor, a copy of which determination, certified by the Secretary or an Assistant Secretary of the Parent Guarantor, shall have been furnished to the holders of the Notes) at the time of such sale or other disposition if (i) the acquiring Person is not Insolvent, (ii) the acquiring Person is organized and domiciled in the United States of America, any state thereof or the District of Columbia, (iii) the guarantee of the due and punctual payment of the principal of and premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants in this Agreement to be performed or observed by the Parent Guarantor are expressly assumed in writing by the acquiring corporation and the acquiring corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such acquiring corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy,insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and (iv) at the time of such sale or disposition and immediately after giving effect thereto no Default or Event of Default would exist.
           (b) Each of the Parent Guarantor and the Issuer will not, and will not permit any Subsidiary thereof to, sell, lease, transfer, abandon or otherwise dispose of assets (except assets sold in the ordinary course of business) provided that the foregoing restrictions do not apply to:
           (1) subject to compliance with the terms and provisions of SECTION 5.13(B), the sale, lease, transfer or other disposition of assets of a Subsidiary to the Parent Guarantor, the Issuer or a Wholly-owned Subsidiary or
           (2) the sale of assets for cash or other property to a Person or Persons if all of the following conditions are met:
           (i) such assets (valued at net book value) do not, together with all other assets of the Parent Guarantor and its Subsidiaries previously disposed of during the immediately preceding twelve month period (other than in the ordinary course of business) exceed 15% of Consolidated Total Assets, determined as of the end of the immediately preceding fiscal quarter
          (ii) if the fair market value of such property is more than $5,000,000, in the opinion of the Parent Guarantor's Board of Directors or a Responsible Officer of the Parent Guarantor the sale is for fair value and is in the best interests of the Parent Guarantor and its Subsidiaries, taken as a whole and
         (iii) immediately after the consummation of the transaction and after giving effect thereto no Default or Event of Default would exist provided, however, that for purposes of the foregoing calculation, there shall not be included any assets to the extent that the net proceeds of the sale of such assets were or are applied within 365 days after the date of sale of such assets to either (A) the acquisition of fixed assets useful and intended to be used in the operation of the business of the Parent Guarantor and its Subsidiaries as described in SECTION 5.6 and having a fair market value (as determined in good faith by the Board of Directors of the Parent Guarantor) at least equal to that of the net proceeds applied from the sale of the assets so disposed of or (B) the prepayment of Senior Funded Debt on a pro rata basis. It is understood and agreed by the Parent Guarantor and the Issuer that any such proceeds paid and applied to the prepayment of the Notes as hereinabove provided shall be prepaid as and to the extent provided in SECTION 2.4.
                  Computations pursuant to this SECTION 5.12(B)(2) shall include dispositions made pursuant to SECTION 5.12(C) and computations pursuant to
SECTION 5.12(C) shall include dispositions made pursuant to this SECTION 5.12(B)(2).
           (c) Each of the Parent Guarantor and the Issuer will not, and will not permit any Subsidiary thereof to, sell, pledge or otherwise dispose of any shares of the stock (including as "stock" for the purposes of this SECTION 5.12(C) any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of a Subsidiary (said stock, options, warrants and other Securities herein called "Subsidiary Stock") or any Indebtedness held by the Parent Guarantor, the Issuer or any Subsidiary of any other Subsidiary, nor will any Subsidiary issue, sell, pledge or otherwise dispose of any shares of its own Subsidiary Stock provided that the foregoing restrictions do not apply to:
           (1)    the issue of directors' qualifying shares or
           (2) subject to compliance with the terms and provisions of SECTION 5.13(B), the issue of Subsidiary Stock or such Indebtedness to the Parent Guarantor or to another Wholly-owned Subsidiary or
           (3) the issue, sale or other disposition at any one time to a Person (other than directly or indirectly to an Affiliate) of the entire Investment of the Parent Guarantor and its other Subsidiaries in any Subsidiary if all of the following conditions are met:
           (i) the book value of such Subsidiary Stock does not, together with all other assets of the Parent Guarantor and its

Subsidiaries previously disposed of during the immediately preceding twelve month period (other than in the ordinary course of business) exceed 15% of Consolidated Total Assets, determined as of the end of the immediately preceding fiscal quarter
          (ii) if the fair market value of such Subsidiary Stock exceeds $5,000,000, in the opinion of the Parent Guarantor's Board of Directors or a Responsible Officer of the Parent Guarantor, the sale is for fair value and is in the best interests of the Parent Guarantor and its Subsidiaries, taken as a whole
         (iii) immediately after the consummation of the transaction and after giving effect thereto, such Subsidiary shall have no Indebtedness of or continuing Investment in the capital stock of the Parent Guarantor, the Issuer or of any Subsidiary and any such Indebtedness or Investment shall have been discharged or acquired, as the case may be, by the Parent Guarantor, the Issuer or a Subsidiary and
          (iv) immediately after the consummation of the transaction and after giving effect thereto no Default or Event of Default would exist provided, however, that for purposes of the foregoing calculation, there shall not be included any Subsidiary Stock to the extent that the net proceeds of the sale of such Subsidiary Stock were or are applied within 365 days of the date of sale of such Subsidiary Stock to either (A) the acquisition of fixed assets useful and intended to be used in the operation of the business of the Parent Guarantor and its Subsidiaries as described in SECTION 5.6 and having a fair market value (as determined in good faith by the Board of Directors of the Parent Guarantor) at least equal to that of the net proceeds applied from the sale of the Subsidiary Stock so disposed of or (B) the prepayment of Senior Funded Debt on a pro rata basis. It is understood and agreed by the Parent Guarantor and the Issuer that any such proceeds paid and applied to the prepayment of the Notes as hereinabove provided shall be prepaid as and to the extent provided SECTION 2.4.
                  Computations pursuant to this SECTION 5.12(C) shall include dispositions made pursuant to SECTION 5.12(B)(2) and computations pursuant to
SECTION 5.12(B)(2) shall include dispositions made pursuant to this SECTION 5.12(C).
        Section 5.13. Ownership and Assets of the Issuer and Subsidiary Guarantor (a) The Parent Guarantor will at all times beneficially own, directly or indirectly, free and clear of all Liens, all of the issued and outstanding capital stock (and any Securities convertible at any time and from time to time into capital stock) of the Issuer and the Subsidiary Guarantor.
           (b) So long as the Subsidiary Guaranty has not been released pursuant to and in accordance with the terms and provisions of SECTION 5.20 hereof, the Parent Guarantor will not permit the aggregate amount of non-intercompany assets of the Subsidiary Guarantor to exceed an amount equal to 3% of Consolidated Total Assets.
        Section 5.14. Guaranties. The Parent Guarantor and the Issuer will not, and will not permit any Subsidiary thereof to, become or be liable in respect of any Guaranty except the guaranty by the Parent Guarantor set forth in
SECTION 6 and the Subsidiary Guaranty, and additional Guaranties by the Parent Guarantor, the Issuer and the Subsidiary Guarantors which are limited in amount to a stated maximum dollar exposure and subject to the limitations imposed by this Agreement or which constitute Guaranties of obligations incurred by any Subsidiary in compliance with the provisions of this Agreement.
        Section 5.15. Repurchase of Notes. Neither the Parent Guarantor, the Issuer nor any Subsidiary or Affiliate thereof, directly or indirectly, may repurchase or make any offer to repurchase any Notes.
        Section 5.16. Transactions with Affiliates. The Parent Guarantor and the Issuer will not, and will not permit any Subsidiary thereof to, enter into or be a party to any Material transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except pursuant to the reasonable requirements of the Parent Guarantor's, the Issuer's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Parent Guarantor, the Issuer or such Subsidiary than the Parent Guarantor, the Issuer or such Subsidiary would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.
        Section 5.17. Termination of Pension Plans. The Parent Guarantor and the Issuer will not, and will not permit any Subsidiaries thereof to, (a) engage in any transaction in connection with which the Parent Guarantor, the Issuer or any such Subsidiary could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code and (b) terminate or withdraw from any Plan, including a Multiemployer Plan, in a manner, or take any other action with respect to any such Plan (including, without limitation, a substantial cessation of operations within the meaning of Section 4062(e) of ERISA), which could result in (1) any liability of the Parent Guarantor, the Issuer or any such Subsidiary to a Multiemployer Plan, to the PBGC or to a trustee appointed under Section 4042(b) or (c) of ERISA, which liability could have a Material Adverse Effect or (2) the imposition of a Lien on any property of the Parent Guarantor, the Issuer or any such Subsidiary pursuant to Section 4068 of ERISA.
        Section 5.18. Reports and Rights of Inspection. The Parent
Guarantor and the Issuer will keep, and will cause each of its respective Subsidiaries to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of, or in relation to, the business and affairs of the Parent Guarantor, the Issuer or such Subsidiary, in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to you pursuant to this SECTION
5.18 and concurred in by the independent public accountants referred to in
SECTION 5.18(B)), and will furnish to you so long as you are the holder of any Note and to each other Institutional Holder of the then outstanding Notes (in duplicate if so specified below or otherwise requested):
           (a) Quarterly Statements. As soon as available and in any event within 45 days after the end of each quarterly fiscal period (except the last)of each fiscal year, copies of:
           (1) consolidated balance sheets of the Parent Guarantor and its Subsidiaries as of the close of such quarterly fiscal period, setting forth in comparative form the consolidated figures for the fiscal year then most recently ended,
           (2) consolidated statements of income of the Parent Guarantor and its Subsidiaries for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding fiscal year, and
           (3) consolidated statements of cash flows of the Parent Guarantor and its Subsidiaries for the portion of the fiscal year ending with such quarterly fiscal period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct by an authorized financial officer of the Parent Guarantor
           (b) Annual Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Parent Guarantor, two copies of:
           (1) consolidated balance sheets of the Parent Guarantor and its Subsidiaries as of the close of such fiscal year, and
           (2) consolidated statements of income, retained earnings and cash flows of the Parent Guarantor and its Subsidiaries for such fiscal year, in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by the Parent Guarantor to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Parent Guarantor and its Subsidiaries as of the end of the fiscal year being reported on and the consolidated results of the operations and cash flows for said year in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances
           (c) Audit Reports. Promptly upon receipt thereof, any management letter received from such accountants
           (d) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Parent Guarantor to its creditors and stockholders generally and of each regular or periodic report, and any registration statement or prospectus filed by the Parent Guarantor or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceedings to which the Parent Guarantor or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Parent Guarantor or any of its Subsidiaries
           (e) ERISA Reports. Promptly upon the occurrence thereof, written notice of (1) a Reportable Event with respect to any Plan (2) the institution of any steps by the Parent Guarantor, any ERISA Affiliate, the PBGC or any other Person to terminate any Plan pursuant to Sections 4041(c) or 4042 of ERISA (3) the institution of any steps by the Parent Guarantor or any ERISA Affiliate to withdraw from any Plan where such withdrawal could have a Material Adverse Effect (4) a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA in connection with any Plan (5) any material increase in the contingent liability of the Parent Guarantor or any Subsidiary with respect to any post-retirement welfare liability or (6) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing
           (f) Officer's Certificates. Within the periods provided in paragraphs (a) and (b) above, a certificate of the chief financial officer of the Parent Guarantor stating that such officer has reviewed the provisions of this Agreement and setting forth: (1) the information and computations (in sufficient detail) required in order to establish whether the Parent Guarantor was in compliance with the requirements of SECTIONS 5.7 through 5.13 at the end of the period covered by the financial statements then being furnished, and (2) whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Parent Guarantor is taking and proposes to take with respect thereto
           (g) Accountant's Certificates. Within the period provided in paragraph (b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further whether, in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof
           (h) Credit Agreement Notices. Within the periods provided in the Revolving Credit Agreement or any other evidence of Debt in an aggregate principal amount in excess of $5,000,000, copies of each notice delivered to the banks or financial institutions thereunder with respect to any event or occurrence which has the potential to materially affect the assets, liabilities, financial condition or operations of the Parent Guarantor or its Subsidiaries and
           (i) Requested Information. With reasonable promptness, such other data and information, including without limitation, financial projections prepared by the Parent Guarantor or the Issuer, as you or any such Institutional Holder may reasonably request.
Without limiting the foregoing, the Parent Guarantor will permit you, so long as you are the holder of any Note, and each Institutional Holder of the then outstanding Notes (or such Persons as either you or such Institutional Holder may designate), (i) to visit and inspect, under the Parent Guarantor's guidance and if no Default or Event of Default then exists, upon reasonable prior notice to the Parent Guarantor, any of the properties of the Parent Guarantor or any Subsidiary, (ii) to examine, if a Default or Event of Default then exists, all of their books of account, records, reports and other papers, to make copies and extracts therefrom and (iii) to discuss their respective affairs, finances and accounts with their respective officers, employees, and (if no Default or Event of Default then exists, only with the consent of the Parent Guarantor, which consent will not be unreasonably withheld) independent public accountants, all at such reasonable times and as often as may be reasonably requested. Any visitation or inspection shall be at the sole expense of you or such Institutional Holder, unless a Default or Event of Default shall have occurred and be continuing or the holder of any Note or of any other evidence of Indebtedness of the Parent Guarantor or any Subsidiary gives any written notice or takes any other action with respect to a claimed default, in which case, any such visitation or inspection shall be at the sole expense of the Parent Guarantor.
                  For the purposes of this SECTION 5.18, "Confidential Information" means information delivered to you by or on behalf of the Parent Guarantor, the Issuer or any Subsidiary thereof in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Parent Guarantor, the Issuer or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Parent Guarantor, the Issuer or any Subsidiary or (d) constitutes financial statements delivered to you under this SECTION 5.18 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this SECTION 5.18, (iii) any other holder of any Note, (iv) any Institutional Holder to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this SECTION 5.18), (v) any Person from which you offer to purchase any security of the Parent Guarantor or the Issuer (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this SECTION 5.18), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this SECTION 5.18 as though it were a party to this Agreement. On reasonable request by the Parent Guarantor or the Issuer in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Parent Guarantor and the Issuer embodying the provisions of this SECTION 5.18.

        Section 5.19. Notes and Guaranty to Rank Pari Passu. (a) The Issuer
will keep and maintain the obligations of the Issuer with respect to the Notes and all other monetary obligations outstanding at any time to the Holders under this Agreement as direct obligations of the Issuer ranking pari passu as against the assets of the Issuer with all other present and future Debt of the Issuer, except to the extent such Debt is secured by a Lien permitted under this Agreement or such Debt is subordinated to the Notes.
           (b) The Parent Guarantor will keep and maintain the obligations of the Parent Guarantor with respect to the guaranty set forth in SECTION 6 to the Holders under this Agreement as direct obligations of the Parent Guarantor ranking pari passu as against the assets of the Parent Guarantor with all other present and future Debt of the Parent Guarantor except to the extent such Debt is secured by a Lien permitted under this Agreement or such Debt is subordinated to the obligations under such guaranty.
           (c) The Parent Guarantor will keep and maintain the obligations of the Subsidiary Guarantor with respect to the Subsidiary Guaranty as direct obligations of the Subsidiary Guarantor ranking pari passu as against the assets of the Subsidiary Guarantor with all other present or future Debt of the Subsidiary Guarantor except to the extent such Debt is secured by a Lien permitted under this Agreement or such if Debt is subordinated to the obligations of the Subsidiary Guaranty.
     Section 5.20. Release of Subsidiary Guaranty (a) Upon the request of the Parent Guarantor, the Holders of the Notes shall execute and deliver documents submitted by the Parent Guarantor which are reasonably satisfactory to such Holders and their counsel for the purpose of discharging the Subsidiary Guaranty provided that prior to such execution and delivery and as a condition thereto, the Holders of the Notes shall have received (1) evidence reasonably satisfactory to such Holders and their counsel, that the Subsidiary Guarantor is no longer liable, secondarily or otherwise, for the obligations of the Parent Guarantor or the Issuer and under the Revolving Credit Agreement or any other Funded Debt of the Parent Guarantor or any Subsidiary, and (2) an officer's certificate of the Parent Guarantor (accompanied by reasonably detailed computations) demonstrating that after giving effect to the release of the Subsidiary Guaranty and after giving effect to all Funded Debt of such Subsidiary Guarantor constituting Priority Debt, no Default or Event of Default would exist.
           (b) All fees and expenses of the Holders, including, without limitation, attorney's fees, incurred in connection with the execution and delivery of any termination or discharge agreements and all agreements, certificates and opinions related thereto shall be borne by the Parent Guarantor and the Issuer.

SECTION 6.            GUARANTY OF THE NOTES.
                  From and after the Closing Date and continuance along any amount remains unpaid on the Note:
         Section 6.1. Guaranty. The Parent Guarantor hereby absolutely and unconditionally guarantees to the Holders: (a) the full and prompt payment of the principal of all of the Notes and of the interest thereon at the rate therein stipulated and the Make-Whole Amount, if any, and all additional amounts and other sums due and owing, from or required to be paid by the Issuer under the terms of the Notes or this Agreement when and as the same shall become due and payable, whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration, or otherwise (including interest due on overdue payments of principal, Make-Whole Amount, if any, or interest (including interest accrued after the commencement of any proceeding referred to in SECTION 6.4(K) at the rate set forth in the Notes) in coin or currency of the United States of America which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts in the United States of America, (b) the full and prompt performance and observance by the Issuer of each and all of the covenants and agreements required to be performed or observed by the Issuer under the terms of this Agreement, and (c) payment, upon demand by any Holder, of all reasonable costs and expenses, legal or otherwise (including reasonable attorneys fees) and such expenses, if any, as shall have been expended or incurred in the protection or enforcement of any right or privilege under this Agreement, including without limitation the protection or enforcement of any rights, privileges or liabilities under this SECTION 6 or in any consultation or action in connection therewith, and in each and every case irrespective of the validity, regularity, or enforcement of any of the Notes or this Agreement or any of the terms thereof or of any other like circumstance or circumstances. The Guaranty of the Notes and other obligations herein provided for is a guaranty of the immediate and timely payment of the principal, Make-Whole Amount, if any, and interest on the Notes and other obligations as and when the same are due and payable and shall not be deemed to be a guaranty only of the collectability of such payments.
         Section 6.2. Guaranty of Payment and Performance. This is a guaranty of payment and performance and the Parent Guarantor hereby waives any right to require that any action on or in respect of any Note or this Agreement be brought against the Issuer or any other Guarantor or that resort be had to any direct or indirect security for the Notes or for this Agreement or any other remedy. Any Holder may, at its option, proceed hereunder against the Parent Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Issuer or any other Guarantor, or any other Person and without first resorting to any remedy. The liability of the Parent Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Holder of any direct or indirect security for, or other Guaranties of, any Indebtedness, liability or obligation of the Issuer or any other Guarantor, or any other Person to any Holder or by any failure, delay, neglect or omission by the Holder to realize upon or protect any such Indebtedness, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by any such Holder.
         Section 6.3. Consent of the Parent Guarantor. The Parent Guarantor hereby consents and agrees that any Holder from time to time, with or without any further notice to or assent from the Parent Guarantor may, without in any manner affecting the liability of the Parent Guarantor, and upon such terms and conditions as such Holder may deem advisable:
           (a) extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any Indebtedness, liability or obligation of the Issuer or any other Guarantor or any other Person secondarily or otherwise liable for any Indebtedness, liability or obligations of the Issuer on the Notes, or waive any Default with respect thereto, or waive, modify, amend or change any provision of any other instruments or
           (b) sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or on behalf of, any such Holder as direct or indirect security for the payment or performance of any Indebtedness, liability or obligation of the Issuer or any other Guarantor or of any other Person secondarily or otherwise liable for any Indebtedness, liability or obligation or the Issuer on the Notes or
           (c) settle, adjust or compromise any claim of the Issuer or any other Guarantor against any other Person secondarily or otherwise liable for any Indebtedness, liability or obligation of the Issuer on the Notes. The Parent Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and agrees that the same shall be binding upon it, and hereby waives any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that the Parent Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.
         Section 6.4. Obligations Absolute and Unconditional. The obligations of the Parent Guarantor under this Agreement shall be absolute and unconditional and shall remain in full force and effect until the entire principal, interest and Make-Whole Amount, if any, on the Notes shall have been paid and such obligations shall not be affected, modified of impaired upon the happening from time to time of any event, including without limitation any of the following, whether or not with notice to or the consent of the Parent
Guarantor:
           (a) the power or authority or the lack of power or authority of the Issuer to issue the Notes or to execute and deliver this Agreement, and irrespective of the validity of the Notes or this Agreement or of any defense whatsoever that the Issuer may or might have to the payment of the Notes (principal, interest and Make-Whole Amount, if any) or to the performance or observance of any of the provisions or conditions of this Agreement, or the existence or continuance of the Issuer as a legal entity
           (b) any failure to present the Notes for payment or to demand payment thereof, or to give the Parent Guarantor or the Issuer notice of dishonor for non-payment of the Notes, when and as the same may become due and payable, or notice of any failure on the part of the Issuer to do any act or thing or to perform or to keep any covenant or agreement by them to be done, kept or performed under the terms of the Notes or this Agreement
           (c) the acceptance of any security or any Guaranty, the advance of additional money to the Issuer, any extension of the obligation of the Notes, either indefinitely or for any period of time, or any other modification in the obligation of the Notes or of this Agreement or the Issuer thereon, or in connection therewith, or any sale, release, substitution or exchange of any security
           (d) any act or failure to act with regard to the Notes or this Agreement or the Subsidiary Guaranty or anything which might vary the risk of the Parent Guarantor
           (e) any action taken under this Agreement or the Subsidiary Guaranty, in the exercise of any right or power thereby conferred or any failure or omission on the part of any Holder to first enforce any right or security given under this Agreement or any failure or omission on the part of any Holder to first enforce any right against the Issuer
           (f) the waiver, compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of the Parent Guarantor or the Issuer contained in this Agreement or of the Subsidiary Guarantor under the Subsidiary Guaranty or of the payment, performance or observance thereof
           (g) the failure to give notice to the Parent Guarantor or the Issuer of the occurrence of any Default or Event of Default under the terms and provisions of this Agreement
           (h) the extension of the time for payment of any principal of, or interest (or Make-Whole Amount, if any), on any Note owing or payable on such Note or of the time of or for performance of any obligations, covenants or agreements under or arising out of this Agreement or the extension or the renewal of any thereof
           (i) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in this Agreement or the Notes or the Subsidiary Guaranty
           (j) any failure, omission, delay or lack on the part of the Holders to enforce, assert or exercise any right, power or remedy conferred on the Holders in this Agreement or the Notes or any other act or acts on the part of the Holders
           (k) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement under bankruptcy or similar laws, composition with creditors or readjustment of, or other similar procedures affecting the Parent Guarantor, the Issuer or the Subsidiary Guarantor or any of the assets of any of them, or any allegation or contest of the validity of this Agreement or the disaffirmance of this Agreement in any such proceeding (it being understood that the obligations of the Parent Guarantor under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment made with respect to the Notes is rescinded or must otherwise be restored or returned by any Holder upon the insolvency, bankruptcy or reorganization of the Parent Guarantor, the Issuer or the Subsidiary Guarantor, all as though such payment had not been made)
           (l) any event or action that would, in the absence of this clause, result in the release or discharge by operation of law of the Parent Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Agreement
           (m) the invalidity or unenforceability of the Notes or this Agreement or the Subsidiary Guaranty
           (n) the invalidity or unenforceability of the obligations of the Parent Guarantor under this Agreement or the Subsidiary Guarantor under the Subsidiary Guaranty, the absence of any action to enforce such obligations of the Parent Guarantor or the Subsidiary Guarantor, any waiver or consent by the Parent Guarantor with respect to any of the provisions hereof or any other circumstances which might otherwise constitute a discharge or defense by the Parent Guarantor, including, without limitation, any failure or delay in the enforcement of the obligations of the Parent Guarantor with respect to this Agreement or of notice thereof or any suit or other action brought by any shareholder or creditor of, or by, the Parent Guarantor or any other Person, for any reason, including, without limitation, any suit or action by any shareholder or creditor of, or by, the Parent Guarantor, the Subsidiary Guarantor or any other Person, for any reason, including, without limitation, any suit or action in any way attacking or involving any issue, matter or thing in respect of this Agreement, the Notes, the Subsidiary Guaranty or any other agreement
           (o) the default or failure of the Parent Guarantor or the issuer fully to perform any of its covenants or obligations set forth in this Agreement
           (p) the impossibility or illegality of performance on the part of the Issuer, any Guarantor or any other Person of its obligations under the Notes, this Agreement or the Subsidiary Guaranty or any other instruments
           (q) in respect of the Issuer, any other Guarantor or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Issuer, any other Guarantor or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotions, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any Federal or state regulatory body or agency, change of law or any other causes affecting performance, or other force majeure, whether or not beyond the control of the Issuer, any other Guarantor or any other Person and whether or not of the kind hereinbefore specified
           (r) any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, Indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against any Person, or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable under this Guaranty, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided
           (s) the failure of the Parent Guarantor, or the Subsidiary Guarantor to receive any benefit from or as a result of their execution, delivery and performance of this Agreement or the Subsidiary Guaranty or
           (t) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Parent Guarantor in respect of the obligations of the Parent Guarantor under this Agreement provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this paragraph that the obligations of the Parent Guarantor hereunder shall be absolute and unconditional to the extent herein specified and shall not be discharged, impaired or varied except by the payment to the Holders of the principal of, Make-Whole Amount, if any, and interest on the Notes and all other amounts due under the Notes or this Agreement, and then only to the extent of such payments. Without limiting any of the other terms or provisions hereof, it is understood and agreed that in order to hold the Parent Guarantor liable hereunder, there shall be no obligation on the part of any Holder to resort, in any manner or form, for payment, to the Issuer, to any other Person or to the properties or estates of any of the foregoing.
                  All rights of any Holder may be transferred or assigned at any time or from time to time and shall be considered to be transferred or assigned upon the transfer of such Holder's Note whether with or without the consent of or notice to the Parent Guarantor or the Issuer. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Issuer shall default under the terms of the Notes or this Agreement and that notwithstanding recovery hereunder for or in respect of any given Default or Defaults by the Issuer under the Notes or this Agreement, the provisions of this SECTION 6 shall remain in full force and effect and shall apply to each and every subsequent Default.

     Section 6.5. Subrogation. To the extent of any payments made under the provisions of this SECTION 6, the Parent Guarantor shall be subrogated to the rights of the Holder receiving such payments, but the Parent Guarantor covenants and agrees that such right of subrogation shall be subordinate in right of payment to the rights of any Holders for which full payment has not been made or provided for and, to that end, the Parent Guarantor agrees not to claim or enforce any such right of subrogation or any right of setoff or any other right which may arise on account of any payment made by the Parent Guarantor in accordance with the provisions of this SECTION 6, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Holder or Holders against the Issuer, or the Subsidiary Guarantor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer or the Subsidiary Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right unless and until all of the Notes owned by Persons other than the Parent Guarantor and all other sums due or payable under this Agreement have been fully paid and discharged or payment therefor has been provided. If any amount shall be paid to the Parent Guarantor in violation of the preceding sentence at any time prior to the indefeasible cash payment in full of the Notes and all other amounts payable under this Agreement and this
SECTION 6, such amounts shall be held in trust for the benefit of the Holders and shall forthwith be paid to the Holders to be credited and applied to the amounts due or to become due with respect to the Notes and all other amounts payable under this Agreement and this SECTION 6, whether matured or unmatured.
         Section 6.6. Preference. The Parent Guarantor agrees that to the extent the Issuer makes any payment on the Notes, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, or is required to be repaid to a trustee, receiver or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Parent Guarantor's obligations hereunder, as if said payment had not been made. The liability of the Parent Guarantor hereunder shall not be reduced or discharged, in whole or in part, by any payment to any Holder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity or fraud asserted by any account debtor or by any other Person.
         Section 6.7. Marshalling. None of the Holders shall be under any obligation (a) to marshall any assets in favor of the Parent Guarantor or in payment of any or all of the liabilities of the Issuer under or in respect of the Notes or the obligation of the Parent Guarantor hereunder or (b) to pursue any other remedy that the Parent Guarantor may or may not be able to pursue itself and that may lighten the Parent Guarantor's burden, any right to which the Parent Guarantor hereby expressly waive.

SECTION 7.            EVENTS OF DEFAULT AND REMEDIES THEREFOR.
         Section 7.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" as such term is used herein:
           (a) Default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than five Business Days or
           (b) Default shall occur in the making of any other payment of the principal of any Note or Make-Whole Amount, if any, thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment, including, without limitation, pursuant to SECTION 2 hereof or
           (c) Default shall occur in the observance or performance of any covenant or agreement contained in SECTION 5.7 through SECTION 5.10 or
           (d) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 30 Business Days after the earlier of (1) the day on which a Responsible Officer of the Parent Guarantor or the Issuer first obtains actual knowledge of such default, or (2) the day on which written notice thereof is given to the Parent Guarantor or the Issuer by the holder of any Note or
        (e)(1) Default shall be made in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest on any Debt (other than the Notes) in an aggregate principal amount in excess of $5,000,000 of the Parent Guarantor, the Issuer or any Subsidiary thereof and such default shall continue beyond the period of grace, if any, allowed with respect thereto or
           (2) Default or the happening of any event shall occur (i) under the Revolving Credit Agreement or (ii) under any other indenture, agreement or other instrument under which any Debt (other than the Notes) in an aggregate principal amount in excess of $5,000,000 of the Parent Guarantor, the Issuer or any Subsidiary thereof may be issued and as a consequence of such default or condition such Debt thereof or under the Revolving Credit Agreement has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment or
           (f) Any representation or warranty made by the Parent Guarantor, the Issuer, or the Subsidiary Guarantor herein, or made by the Parent Guarantor, the Issuer, or the Subsidiary Guarantor in any statement or certificate furnished by the Parent Guarantor, the Issuer, or the Subsidiary

Guarantor in connection with the consummation of the issuance and delivery of the Notes or furnished by the Parent Guarantor, the Issuer, or the Subsidiary Guarantor pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof or
           (g) Final judgment or judgments for the payment of money aggregating in excess of $5,000,000 is or are outstanding against the Parent Guarantor, the Issuer or any Subsidiary thereof or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 45 days from the date of its entry or
           (h) The guaranty contained in SECTION 6, shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by any governmental body or court that such agreement is invalid, void or unenforceable or the Parent Guarantor shall contest or deny in writing the validity or enforceability of any its obligations under SECTION 6 or
           (i) A custodian, liquidator, trustee or receiver is appointed for the Parent Guarantor, the Issuer or any Subsidiary other than the Subsidiary Guarantor or for the major part of the property of either and is not discharged within 60 days after such appointment or
           (j) The Parent Guarantor, the Issuer or any Subsidiary other than the Subsidiary Guarantor becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or shall convey or transfer any of its property or assets with a view to delaying, defeating or hindering creditors or the Parent Guarantor, the Issuer or any Subsidiary other than the Subsidiary Guarantor applies for or consents to the appointment of a custodian, liquidator, trustee or receiver for the Parent Guarantor, the Issuer or such Subsidiary other than the Subsidiary Guarantor or for the major part of the property thereof or the Parent Guarantor, the Issuer or any Subsidiary other than the Subsidiary Guarantor admits to some or all of its creditors at a meeting or by other means of communication that it is insolvent or the passing of a resolution by the Parent

Guarantor, the Issuer or any Subsidiary other than the Subsidiary Guarantor or the commencement or the giving of written notice of any intention with respect to the commencement by the Parent Guarantor, the Issuer or any Subsidiary other than the Subsidiary Guarantor of any proceeding relative to the Debt of the Parent Guarantor, the Issuer or any Subsidiary other than the Subsidiary Guarantor under any reorganization, restructuring, arrangement, compromise, adjustment or postponement of debt, dissolution, winding-up, composition or liquidation law or statute of any jurisdiction, whether now or hereafter in effect or
           (k) Bankruptcy, reorganization, arrangement, liquidation, winding-up, adjustment, protection, relief, composition or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Parent Guarantor, the Issuer or any Subsidiary other than the Subsidiary Guarantor and, if instituted against the Parent Guarantor, the Issuer or any Subsidiary other than the Subsidiary Guarantor, are consented to or are not dismissed within 60 days after such institution.
         Section 7.2. Notice to Holders. When any Event of Default
described in the foregoing SECTION 7.1 has occurred, or if the holder of any Note or of any other evidence of Indebtedness for borrowed money of the Parent Guarantor or the Issuer gives any notice or takes any other action with respect to a claimed default, the Issuer agrees to give notice within three Business Days of such event to all holders of the Notes then outstanding.
         Section 7.3. Acceleration of Maturities. When any Event of Default described in paragraph (a) or (b) of SECTION 7.1 has happened and is continuing, any holder of any Note may, by notice in writing sent to the Issuer in the manner provided in SECTION 10.6, declare the entire principal and all interest accrued on such Note to be, and such Note shall thereupon become forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, but subject to rescission of acceleration as provided in SECTION 7.4. When any Event of Default described in paragraphs (a) through (h), inclusive, of said SECTION 7.1 has happened and is continuing, the holders of 50% or more of the principal amount of the Notes at the time outstanding may, by notice in writing to the Issuer in the manner provided in SECTION 10.6, declare the entire principal and all interest accrued on all Notes to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (i), (j) or (k) of SECTION 7.1 has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Issuer will forthwith pay to the holders of the Notes the entire principal and interest accrued on the Notes and, to the extent not prohibited by applicable law, an amount as liquidated damages for the loss of the bargain evidenced hereby (and not as a penalty) equal to the Make-Whole Amount, determined as of the date on which the Notes shall so become due and payable. No course of dealing on the part of the holder or holders of any Notes nor any delay or failure on the part of any holder of Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Issuer further agrees, to the extent permitted by law, to pay to the holder or holders of the Notes all costs and expenses incurred by them in the collection of any Notes upon any default hereunder or thereon, including reasonable compensation to such holder's or holders' attorneys for all services rendered in connection therewith.
         Section 7.4. Rescission of Acceleration. The provisions of SECTION
7.3 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through (h), inclusive, of SECTION7.1, the holders of 66-2/3% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Issuer, rescind and annul such declaration and the consequences thereof provided that at the time such declaration is annulled and rescinded:
           (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement
           (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under SECTION 7.3) shall have been duly paid and
           (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to SECTION 8.1 and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 8. AMENDMENTS, WAIVERS AND CONSENTS.
         Section 8.1. Consent Required. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Issuer, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Issuer shall have obtained the consent in writing of the holders of at least 66-2/3% in aggregate principal amount of outstanding Notes provided that without the written consent of the holders of all of the Notes then outstanding, no such amendment or waiver shall be effective (a) which will change the time of payment of the principal of or the interest on any Note or change the principal amount thereof or change the rate of interest thereon, or (b) which will change any of the provisions with respect to optional prepayments, or (c) which will change the percentage of holders of the Notes required to consent to any such amendment or waiver of any of the provisions of this SECTION 8, SECTION 7 or SECTION 6.
     Section 8.2. Solicitation of Holders. So long as there are any Notes outstanding, the Issuer will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Issuer and shall be afforded the opportunity of considering the same and shall be supplied by the Issuer with sufficient information to enable it to make an informed decision with respect thereto. The Issuer will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of Notes as consideration for or as an inducement to entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions of this Agreement or the Notes unless such remuneration is concurrently offered and paid, on the same terms, ratably to the holders of all Notes then outstanding. Promptly and in any event within 30 days of the date of execution and delivery of any such waiver or amendment, the Issuer shall provide a true, correct and complete copy thereof to each of the holders of the Notes.
         Section 8.3. Effect of Amendment or Waiver. Any such amendment or waiver shall apply equally to all of the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Issuer, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

SECTION 9. INTERPRETATION OF AGREEMENT DEFINITIONS'.
         Section 9.1. Definitions. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:
                  "Acquiring Person" means a Group or a "person" within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended or any successor provision.
         "Affiliate" shall mean any Person (other than the Parent Guarantor or a Subsidiary) (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Parent Guarantor or the Issuer, (b) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Parent Guarantor or the Issuer or (c) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Parent Guarantor, the Issuer or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.
         "Asset Disposition" shall have the meaning assigned thereto in
SECTION 2.4.
         "Asset Disposition Noteholder Notice" shall have the meaning assigned thereto in SECTION 2.4.
         "Asset Disposition Prepayment Date" shall have the meaning assigned thereto in SECTION 2.4.
         "Asset Disposition Prepayment Offer" shall have the meaning assigned thereto in SECTION 2.4.
         "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in Norfolk, Virginia or New York, New York are required by law to close or are customarily closed.
         "Capitalized Lease" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.
         "Capitalized Rentals" of any Person shall mean as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person in accordance with GAAP.
         "Change of Control" means the earliest to occur of: (a) the date a tender offer or exchange offer results in an Acquiring Person (other than a member of the Current Stockholder Group), directly or indirectly, beneficially owning 50% or more of the Voting Stock of the Parent Guarantor then outstanding, or (b) the date an Acquiring Person (other than a member of the Current Stockholder Group) becomes, directly or indirectly, the beneficial owner of 50% or more of the Voting Stock of the Parent Guarantor then outstanding, or (c) the date of a merger or statutory share exchange between the Parent Guarantor and any other Person, a consolidation of the Parent Guarantor with any other Person or an acquisition of any other Person by the Parent Guarantor, if immediately after such event, the Acquiring

Person (other than a member of the Current Stockholder Group) shall hold 50% or more of the Voting Stock of the Parent Guarantor outstanding immediately after giving effect to such merger, statutory share exchange, consolidation or acquisition.
         "Change of Control Delayed Prepayment Date" shall have the meaning assigned thereto in SECTION 2.3(B).
         "Change of Control Prepayment Date" shall have the meaning assigned thereto in SECTION 2.3(A).
         "Closing Date" shall have the meaning assigned thereto in SECTION 1.2. "Competitor" shall mean any Person which is substantially engaged in business described under SIC Code Classification 5331, provided that:
                  (a) the provision of investment advisory services by a Person to a Plan which is owned or controlled by a Person which would otherwise be a Competitor shall not of itself cause the Person providing such services to be deemed to be a Competitor
         (b) in no event shall an Institutional Holder be deemed a Competitor unless such Institutional Holder controls, or is controlled by, or is under common control with, a Person that is substantially engaged in business described under SIC Code Classification 5331 and
         (c) an Institutional Holder that would otherwise be deemed a Competitor pursuant to the foregoing provisions of this definition by virtue of its ownership or control as a portfolio investment of the equity securities of any Person engaged in business described under SIC Code Classification 5331, shall not be deemed a Competitor if such Institutional Holder has established procedures which will prevent confidential information supplied to such Institutional Holder by the Parent Guarantor or the Issuer from being transmitted or otherwise made available to such Person.
                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations from time to time promulgated thereunder.
         "Confidential Information" shall have the meaning assigned thereto in
SECTION 5.18.
         "Consolidated EBITDA" for any period means the sum of (a) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income) (b) all provisions for any Federal, state or local income taxes made by the Parent Guarantor and its Subsidiaries during such period, plus (c) all provisions for depreciation and amortization (other than amortization of debt discount) made by the Parent Guarantor and its Subsidiaries during such period, plus (d) Consolidated Interest Expense during such period minus (e) extraordinary gains.
         "Consolidated Fixed Charges" for any period shall mean on a consolidated basis the sum of (a) all Rentals (other than Rentals on Capitalized Leases) payable during such period by the Parent Guarantor and its Subsidiaries, and (b) all Interest Expense on all Indebtedness of the Parent Guarantor and its Subsidiaries payable during such period.
         "Consolidated Funded Debt" shall mean all Funded Debt of the Parent Guarantor and its Subsidiaries, determined on a consolidated basis eliminating intercompany items.
         "Consolidated Interest Expense" shall mean all Interest Expense of the Parent Guarantor and its Subsidiaries, determined on a consolidated basis in accordance with GAAP after eliminating intercompany items.
         "Consolidated Net Income" for any period shall mean the net income or loss of the Parent Guarantor and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
         "Consolidated Net Income Available for Consolidated Fixed Charges" for any period shall mean the sum of (a) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income), (b) all provisions for any Federal, state or other income taxes made by the Parent Guarantor and its Subsidiaries for such period in accordance with GAAP, and (c) Consolidated Fixed Charges during such period.
         "Consolidated Net Worth" shall mean the result of (a) Consolidated Total Assets minus (b) Consolidated Total Liabilities.
         "Consolidated Senior Funded Debt" shall mean all Senior Funded Debt of the Parent Guarantor and its Subsidiaries, determined on a consolidated basis eliminating inter-company items.
         "Consolidated Total Assets" shall mean as of the date of any determination thereof, total assets of the Parent Guarantor and its Subsidiaries determined on a consolidated basis in accordance with GAAP after eliminating intercompany items.
         "Consolidated Total Debt" shall mean as of the date of any determination thereof, all Debt of the Parent Guarantor and its Subsidiaries, determined on a consolidated basis eliminating intercompany items.
         "Consolidated Total Liabilities" shall mean as of the date of any determination thereof, total liabilities of the Parent Guarantor and its Subsidiaries determined on a consolidated basis in accordance with GAAP.
         "Current Stockholder Group" shall mean any of the following Persons or any combination of the following Persons: (a) J. Douglas Perry, (b) Macon F. Brock, Jr., (c) H. Ray Compton, (d) John F. Megrue, (e) Alan L. Wurtzel, (f) Frank Doczi, (g) the SK Equity Fund, L.P., (h) Thomas A. Saunders III, (i) Allan
W. Karp, (j) the spouse of any Person described in clauses (a) or (b), (k) any family trust controlled by any of the Persons described in clauses (a) or (b),
(l) any family trust which has as its principle income beneficiaries or remaindermen any of the Persons described in clauses (a) or (b), or (m) any Person who is an officer of the Parent Guarantor or the Issuer as described in
SCHEDULE II hereto and holds the office of Vice President, Senior Vice President, Executive Vice President or President.
         "Debt" of any Person shall mean and include all (a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (b) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (d) Capitalized Rentals, (e) reimbursement obligations of such Person in respect of credit enhancement instruments including, without limitation, letters of credit and (f) Guaranties of obligations of others of the character referred to in this definition provided that "Debt" shall not include Unfunded Pension Liabilities of the Plans of the Parent Guarantor and its Subsidiaries in an amount not to exceed $5,000,000.
         "Default" shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.
         "Environmental Law" shall mean any international, federal, state or local statute, law, regulation, order, consent decree, judgment, permit, license, code, covenant, deed restriction, common law, treaty, convention, ordinance or other requirement relating to public health, safety or the environment, including, without limitation, those relating to releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste, or Hazardous Substances or crude oil, or any fraction thereof, or to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances and any regulation, order, notice or demand issued pursuant to such law, statute or ordinance, in each case applicable to the property of the Issuer and its Subsidiaries or the operation, construction or modification of any thereof, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments Act of 1984, the Hazardous Materials Transportation Act, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Safe Drinking Water Control Act, the Clean Air Act of 1966, as amended, the Toxic Substances Control Act of 1976, the Emergency Planning and Community Right-to-Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990 and any similar or implementing state law, and any state statute and any further amendments to these laws providing for financial responsibility for cleanup or other actions with respect to the release or threatened release of Hazardous Substances or crude oil, or any raction thereof, and all rules, regulations, guidance documents and publications promulgated thereunder.
         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.
         "ERISA Affiliate" shall mean any corporation, trade or business that is, along with the Parent Guarantor and the Issuer, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.
         "Event of Default" shall have the meaning set forth in SECTION 7.1. "Funded Debt" of any Person means (a) all Debt of such Person having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP, and (b) all Guaranties by such Person of Funded Debt of others provided, that there shall be included in such calculation of Funded Debt an amount equal to the lowest mean of the principal amount outstanding under each revolving credit agreement of such Person outstanding on the close of each Business Day during any period of 30 consecutive days during the preceding 13-month period.
         "GAAP" shall mean generally accepted accounting principles at the time in the United States of America.
         "Governmental Authority" shall mean
           (a)    the government of
           (i) the United States of America or any State or other political subdivision thereof, or
          (ii) any jurisdiction in which the Parent Guarantor, the Issuer or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Parent Guarantor, the Issuer or any Subsidiary, or
                           (b)     any entity exercising executive, legislative,
judicial, regulatory or administrative functions of, or pertaining to, any such government.
         "Group" shall mean any group of related persons constituting a "group" for the purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or any successor provision.
         "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (1) for the purchase or payment of such Indebtedness or obligation, or (2) to maintain working capital or any balance sheet or income statement condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (c) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (d) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.
        "Guarantor" shall mean the Parent Guarantor or the Subsidiary Guarantor.
         "Hazardous Substance" shall mean any hazardous or toxic material, substance or waste, pollutant or contaminant which is regulated under any statute, law, ordinance, rule or regulation of any local, state, regional or federal authority having jurisdiction over the property of the Issuer and its Subsidiaries or its use, including but not limited to any material, substance or waste which is: (a) defined as a hazardous substance under Section 311 of the Federal Water Pollution Control Act (33 U.S. Section 1317), as amended (b) regulated as a hazardous waste under Section 1004 or Section 3001 of the Federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S. Section 6901 et seq.), as amended (c) defined as a hazardous substance under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S. Section 9601 et seq.), as amended or
(d) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing statutes.
         "Holder" shall mean, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Issuer pursuant to
SECTION 10.1.
         "Indebtedness" of any Person shall mean and include all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (b) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (d) Capitalized Rentals (e) Guaranties of obligations of others of the character referred to in this definition, (f) obligations of such Person in respect of mandatorily redeemable Preferred Stock and (g) Swaps of such Person.
        "Insolvent" with respect to any Person shall mean a time when any of the following events shall have occurred whereby such Person (a) shall generally not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due or (b) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets or (c) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect or (d) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made, and which remains undismissed for a period of sixty (60) days or more or
(e) shall take any corporate action indicating its consent to, approval of, or acquiescence in any such petition, application, proceeding, or order for relief or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties or (f) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of sixty (60) days or more.
         "Institutional Holder" shall mean any of the following Persons: (a) any bank, savings and loan association, savings institution, trust company or national banking association, acting for its own account or in a fiduciary capacity, (b) any charitable foundation, (c) any insurance company, (d) any fraternal benefit society, (e) any pension, retirement or profit-sharing trust or fund within the meaning of Title I of ERISA or for which any bank, trust company, national banking association or investment adviser registered under the Investment Advisers Act of 1940, as amended, is acting as trustee or agent, (f) any investment company or business development company, as defined in the Investment Issuer Act of 1940, as amended, (g) any small business investment company licensed under the Small Business Investment Act of 1958, as amended,
(h) any broker or dealer registered under the Securities Exchange Act of 1934, as amended, or any investment adviser registered under the Investment Advisers Act of 1940, as amended, (i) any government, any public employees' pension or retirement system, or any other government agency supervising the investment of public funds, (j) any other entity all of the equity owners of which are Institutional Holders or (k) any other Person which may be within the definition of "qualified institutional buyer" as such term is used in Rule 144A, as from time to time in effect, promulgated under the Securities Act of 1933, as amended.
         "Interest Expense" of any Person for any period shall mean all interest (including the interest component on Rentals on Capitalized Leases) and all amortization of debt discount and expense on any particular Indebtedness of such Person (including, without limitation, payment-in-kind, zero coupon and other like Securities) for which such calculations are being made, all as determined in accordance with GAAP.
         "Issuer" shall mean Dollar Tree Distribution, Inc., a Virginia corporation, and any Person who succeeds to all, or substantially all, of the assets and business of Dollar Tree Distribution, Inc.
         "Issuer Notice" shall have the meaning assigned thereto in SECTION 2.3
(A).
         "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Parent Guarantor, the Issuer or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.
         "Make-Whole Amount" shall mean in connection with any prepayment or acceleration of the Notes the excess, if any, of (a) the aggregate present value as of the date of such prepayment or payment of each dollar of principal of the Notes being prepaid or paid (taking into account the application of such prepayment) and the amount of interest (exclusive of interest accrued to the date of prepayment or payment) that would have been payable in respect of such dollar if such prepayment or payment had not been made, determined by discounting such amounts at the

Reinvestment Rate from the respective dates on which they would have been payable, over (b) 100% of the principal amount of the outstanding Notes being prepaid or paid. If the Reinvestment Rate is equal to or higher than 7.29%, then the Make-Whole Amount with respect to the Notes shall be zero. For purposes of any determination of the Make-Whole Amount:
                  "Reinvestment Rate" shall mean (1) the sum of 0.50%, plus the yield reported on page "USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in the United States government Securities) at 11:00 A.M. (New York, New York time) on the date of determination for the actively traded United States government Securities having a maturity (rounded to the nearest month) corresponding to the remaining Weighted Average Life to Maturity of the principal of the Notes being prepaid or paid (taking into account the application of such prepayment) or (2) in the event that no nationally recognized trading screen reporting on-line intraday trading in the actively traded United States government Securities is available, Reinvestment Rate shall mean the sum of 0.50%, plus the arithmetic mean of the yields for the two columns under the heading "Week Ending" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal of the Notes being prepaid or paid (taking into account the application of such prepayment). If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the two published maturities most closely corresponding to such Weighted Average Life to Maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the "Reinvestment Rate", the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.
         "Statistical Release" shall mean the then most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of 51% in aggregate principal amount of the outstanding Notes of such series.
         "Weighted Average Life to Maturity" of the principal amount of the Notes being prepaid or paid shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal by the aggregate amount of such principal. The term "Remaining Dollar-Years" of such principal shall mean the amount obtained by (1) multiplying (i) the remainder of (A) the amount of principal that would have become due on each scheduled payment date if such prepayment or payment had not been made, less (B) the amount of principal on the Notes scheduled to become due on such date after giving effect to such prepayment or payment and the application thereof in accordance with the provisions of SECTION 2, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and such scheduled payment date, and (2) totaling the products obtained in (1).
                  "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Parent Guarantor and its Subsidiaries taken as a whole.
         "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Parent Guarantor and its Subsidiaries, taken as a whole, or (b) the ability of the Parent Guarantor or the Issuer to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.
         "Memorandum" shall mean the Confidential Private Placement Memorandum dated February 14, 1997 prepared by First Union Capital Markets

Corp.
         "Minority Interests" shall mean any shares of stock of any class of a Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Parent Guarantor and/or one or more of its Subsidiaries.
         "Multiemployer Plan" shall have the same meaning as in ERISA.
         "Net Worth Reset Date" shall mean the last day of the fiscal quarter of the Parent Guarantor in which the minimum level of Consolidated Net Worth required to be maintained pursuant to SECTION 5.7(B) equals or exceeds $150,000,000.
         "Noteholder Notice" shall have the meaning assigned thereto in SECTION 2.3(A).
         "Overdue Rate" shall mean 9.29% per annum.
         "Parent Guarantor" shall mean Dollar Tree Stores, Inc., a Virginia corporation, and any Person who succeeds to all, or substantially all, of the assets and business of Dollar Tree Stores, Inc.
         "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.
         "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.
         "Plan" shall mean a "pension plan" that is subject to ERISA, and which is established or maintained by the Parent Guarantor, Issuer or any ERISA Affiliate or as to which the Parent Guarantor, Issuer or any ERISA Affiliate contributed or is a member or otherwise may have any liability.
         "Preferred Stock" shall mean in respect of any corporation, shares of the capital stock of such corporation which are entitled to preference or priority over any other shares of the capital stock of such corporation in respect of payment of dividends or distribution of assets upon liquidation.
         "Priority Debt" shall mean and include the aggregate principal amount of (i) all Debt secured by Liens permitted by SECTION 5.10(I) and (ii) all Funded Debt of Subsidiaries (other than (1) unsecured Funded Debt of the Issuer,
(2) Funded Debt of a Subsidiary to the Parent Guarantor or to a Wholly-owned Subsidiary, or (3) Qualified Funded Debt of the Subsidiary Guarantor).
         "Purchasers" shall have the meaning set forth in SECTION 1.1. "Qualified Funded Debt" shall mean all Funded Debt of the Subsidiary
Guarantor incurred under and pursuant to a Guaranty which guarantees Funded Debt of the Issuer otherwise permitted pursuant to SECTION 5.9.
         "Rentals" shall mean and include as of the date of any determination thereof all payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Parent Guarantor or a Subsidiary, as lessee or sublessee under a lease of real or personal property.
         "Reportable Event" shall mean a "reportable event" as described in
Section 4043 of ERISA for which the notice requirement to the PBGC has not been waived (provided that the loss of qualification of a Plan and the failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a "Reportable Event" regardless of the issuance of any waiver of the reporting requirement of PBGC).
         "Required Holders" shall mean the holders of 66-2/3% of the aggregate principal amount of the Note outstanding.
         "Reset Net Worth Amount" shall mean the minimum level of Consolidated Net Worth required to be maintained pursuant to SECTION 5.7(B) on the Net Worth Reset Date.
         "Responsible Officer" shall mean the President, the Chief Executive Officer, Chief Financial Officer or the Treasurer of the Parent Guarantor or the Issuer, as the case may be.
         "Revolving Credit Agreement" shall mean the Amended and Restated Revolving Credit Agreement dated as of September 27, 1996 among the Parent Guarantor, the Issuer, the Subsidiary Guarantor, the First National Bank of Boston, as agent, and the other banks who are signatories thereto, as amended, or any replacement, refinancing or extension thereof.
         "Rolling Four Quarters" shall mean a period of four consecutive fiscal quarters treated as a single accounting period.

         "Securities Act" shall mean the Securities Act of 1993, as amended from time to time.
         "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.
         "Senior Funded Debt" shall mean all Funded Debt of a Person other than Funded Debt which is expressly subordinated or junior in right of payment to the Notes.
         "SIC Code Classification 5331" shall mean the Standard Industrial Classification Number 5331 prepared by the Office of Management and Budget, as in effect on the date of the Agreement and set forth in SCHEDULE III hereto.
         The term "subsidiary" shall mean, as to any Person, any corporation, association or other business entity in which such Person or one or more of its subsidiaries or such Person and one or more of its subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its subsidiaries or such Person and one or more of its subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a subsidiary of the Parent Guarantor.
         "Subsidiary Guarantor" shall mean Dollar Tree Management, Inc., a Virginia corporation, and any Person who succeeds to all, or substantially all, of the assets and business of Dollar Tree Management, Inc.
         "Subsidiary Guaranty" shall mean a guaranty agreement substantially in the form of EXHIBIT C delivered by the Subsidiary Guarantor.
         "Swap" shall mean, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based upon the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.
         "Unfunded Pension Liability" of any Plan shall mean the amount, if any, by which the actuarial accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with statement of Financial Accounting Standards No 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto determined in accordance with Section 412 of the Code.
         "Voting Stock" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).
         "Wholly-owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) shall be beneficially owned by the Parent Guarantor and/or one or more of its Wholly-owned Subsidiaries.

         Section 9.2. Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.
         Section 9.3. Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

SECTION 10.             MISCELLANEOUS.

       Section 10.1. Registered Notes. The Issuer shall cause to be kept at its principal office a register for the registration and transfer of the Notes, and the Issuer will register or transfer or cause to be registered or transferred, as hereinafter provided, any Note issued pursuant to this Agreement.
                  At any time and from time to time the holder of any Note which has been duly registered as hereinabove provided may transfer such Note upon surrender thereof at the principal office of the Issuer duly endorsed or accompanied by a written instrument of transfer duly executed by the holder of such Note or its attorney duly authorized in writing.
         The Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any Note shall be made to or upon the written order of such holder.
        Section 10.2. Exchange of Notes. At any time and from time to time, upon surrender of such Note at its office, the Issuer will deliver in exchange therefor, without expense to such holder, except as set forth below, a Note for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, or Notes in the denomination of $750,000 (or such lesser amount as shall constitute 100% of the Notes of such holder) or any amount in excess thereof as such holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such Person or Persons as may be designated by such holder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The Issuer may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

        Section 10.3. Loss, Theft, Etc. of Notes. Upon receipt of evidence satisfactory to the Issuer of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Issuer, or in the event of such mutilation upon surrender and cancellation of the Note, the Issuer will make and deliver without expense to the holder thereof, a new
Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If the Purchaser or any subsequent Institutional Holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of such Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Issuer.
        Section 10.4. Expenses, Stamp Tax Indemnity. Whether or not the transactions herein contemplated shall be consummated, the Issuer agrees to pay directly all of your out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to the charges and disbursements of Chapman and Cutler, your special counsel, duplicating and printing costs and charges for shipping the Notes, adequately insured to you at your home office or at such other place as you may designate, and all such expenses relating to any amendments, waivers or consents pursuant to the provisions hereof (whether or not the same are actually executed and delivered), including, without limitation, any such amendments, waivers, or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Issuer of its obligations under this Agreement and the Notes. The Issuer also agrees to pay, within five Business Days of receipt thereof, supplemental statements of Chapman and Cutler for disbursements unposted or not incurred as of the Closing Date. The Issuer further agrees that it will pay and save you harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes, whether or not any Notes are then outstanding. The Issuer agrees to protect and indemnify you against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, the Issuer agrees to pay the cost of obtaining the private placement number for the Notes and authorizes the submission of such information as may be required by Standard & Poor's CUSIP Service Bureau for the purpose of obtaining such number.
       Section 10.5.    Powers and Rights Not Waived Remedies Cumulative.
No delay or failure on the part of the holder of any
Note in the exercise of any power or right shall operate as a waiver thereof nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Note are cumulative to, and are not exclusive of, any rights or remedies any such holder would otherwise have.
        Section 10.6. Notices. All communications provided for hereunder shall be in writing and, if to you, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication, in each case addressed to you at your address appearing on SCHEDULE I to this Agreement or such other address as you or the subsequent holder of any Note initially issued to you may designate to the Issuer in writing, and if to the Issuer, delivered or mailed by registered or certified mail or overnight air courier, or by facsimile communication, to the Issuer at 2555 Ellsmere Avenue, Norfolk, Virginia 23513, Attention: Chief Financial Officer and if to the Parent Guarantor at 2555 Ellsmere Avenue, Norfolk, Virginia 23513, Attention: Chief Financial Officer or to such other address as the Issuer or the Parent Guarantor may in writing designate to you or to a subsequent holder of the Note initially issued to you provided, however, that a notice to you by overnight air courier shall only be effective if delivered to you at a street address designated for such purpose in Schedule I, and a notice to you by facsimile communication shall only be effective if confirmed by transmission of a copy thereof by prepaid overnight air courier, or, in either case, as you or a subsequent holder of any
Note initially issued to you may designate to the Issuer in writing.
        Section 10.7. Successors and Assigns. This Agreement shall be binding upon the Parent Guarantor and the Issuer and their successors and assigns and shall inure to your benefit and to the benefit of your successors and assigns, including each successive holder or holders of any Notes.
        Section 10.8. Survival of Covenants and Representations. All covenants, representations and warranties made by the Parent Guarantor and the Issuer herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Dates, shall survive the closing and the delivery of this Agreement and the Notes.
        Section 10.9. Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.
          SECTION 10.10. GOVERNING LAW.  THIS AGREEMENT AND THE NOTES
ISSUED AND SOLD HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH NEW YORK LAW, INCLUDING ALL MATTERS OF
CONSTRUCTION, VALIDITY AND PERFORMANCE.
       Section 10.11. Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement or the Notes or any document related thereto may be brought in the courts of the United States of America for the

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Southern District of New York, and, by execution and delivery of this Agreement, the Parent Guarantor and the Issuer each hereby accepts for itself and in respect of its property generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. The Parent Guarantor and Issuer each hereby irrevocably and unconditionally waives any objection which it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and consents that all such service of process be made by delivery to the Parent Guarantor's and the Issuer's agent referred to below at such agent's address set forth below and that service so made shall be deemed to be completed upon actual receipt provided, that a copy of such service of process shall be delivered to the Parent Guarantor as provided in SECTION 10.6 hereof. The Parent Guarantor and the Issuer hereby irrevocably appoints CT Corporation System, with an office on the date hereof at 1633 Broadway, New York, New York, 10019, as its respective agent for the purpose of accepting service of any process within the State of New York. Nothing contained in this section shall affect the right of any holder of Notes to serve legal process in any other manner permitted by law or to bring any action or proceeding in the courts of any jurisdiction against the Issuer or to enforce a judgment obtained in the courts of any other jurisdiction.
       Section 10.12. Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.


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                  The execution hereof by you shall constitute a contract
between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.



DOLLAR TREE DISTRIBUTION, INC.

By: /s/ Macon F. Brock, Jr.
     Title: Chief Executive Officer President


DOLLAR TREE STORES, INC.
By: /s/ Macon F. Brock, Jr.
     Title: Chief Executive Officer President

Accepted as of April 30, 1997.

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